Exhibit 5.1

July 11, 2019

Liberty Oilfield Services Inc.

950 17th Street, Suite 2400

Denver, Colorado 80202

Ladies and Gentlemen:

We have acted as counsel to Liberty Oilfield Services Inc., a Delaware corporation (the “Company”), in connection with the offering and sale (the “Offering”) of 8,000,000 shares of the Company’s Class A common stock, par value $0.01 per share (the “Shares”), by R/C Energy IV Direct Partnership, L.P. and R/C IV Liberty Holdings, L.P., affiliates of Riverstone Holdings, LLC (the “Selling Stockholders”), pursuant to that certain Underwriting Agreement dated July 8, 2019 (the “Underwriting Agreement”) by and among the Company and the Selling Stockholders, on one hand, and Barclays Capital Inc. (the “Underwriter”), on the other hand. Certain of the Shares sold by the Selling Stockholders to the Underwriter pursuant to the Underwriting Agreement were issued to the Selling Stockholders in exchange for an equivalent number of the Selling Stockholder’s units representing membership interests in Liberty Oilfield Services New HoldCo LLC (“Liberty LLC”) (and a corresponding number of shares of Class B common stock of the Company) immediately prior to the consummation of the Offering, pursuant to the terms of the Second Amended and Restated Limited Liability Company Agreement of Liberty LLC (the “Liberty LLC Agreement”), dated January 17, 2018.

In connection with this opinion, we have examined and relied upon the accuracy of original, certified copies or photocopies of such records, agreements, certificates and other documents as we have deemed necessary or appropriate to enable us to render the opinion set out below, including (i) the registration statement on Form S-3 (Registration No. 333-232580) (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”) on July 8, 2019; (ii) the prospectus included in the Registration Statement dated July 8, 2019 (the “Base Prospectus”); (iii) the prospectus supplement to the Base Prospectus dated July 8, 2019 (together with the Base Prospectus, the “Prospectus”); (iv) the Underwriting Agreement; (v) the Amended and Restated Certificate of Incorporation of the Company and the Amended and Restated Bylaws of the Company; (vi) the Liberty LLC Agreement; (vii) the General Corporation Law of the State of Delaware (the “DGCL”) and (viii) the Company’s records and documents, certificates of representatives of the Company and public officials, and other instruments and documents as we deemed necessary or advisable for the purposes of this opinion.

Vinson & Elkins LLP Attorneys at Law Abu Dhabi Austin Beijing Dallas Dubai Hong Kong Houston London Moscow New York Palo Alto Riyadh San Francisco Tokyo Washington	1001 Fannin Street, Suite 2500 Houston, TX 77002-6760 Tel 713.758.2222 Fax 713.758.2346 www.velaw.com

July 11, 2019 Page 2

In making our examination, we have assumed that all signatures on documents examined by us are genuine, that all documents submitted to us as originals are authentic and complete, that all documents submitted to us as certified or photostatic copies conform with the original copies of such documents and that all information submitted to us was accurate and complete. In addition, we have relied, without independent investigation, upon the factual accuracy of the representations and warranties contained in the certificates we examined.

Based upon the foregoing, and subject to the assumptions, limitations and qualifications set forth herein, we are of the opinion that the Shares have been duly authorized and are validly issued, fully paid and nonassessable.

The opinion set forth above is limited in all respects to matters of the DGCL and applicable federal laws of the United States of America, and we are expressing no opinion as to the effect of the laws of any other jurisdiction, domestic or foreign. The opinion expressed herein is given as of the date hereof, and we undertake no, and hereby disclaim any, obligation to advise you of any change in any matter set forth herein.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Company’s Current Report on Form 8-K dated on or about the date hereof, to the incorporation by reference of this opinion into the Registration Statement and to the reference to our Firm under the caption “Legal Matters” in the Prospectus forming a part of the Registration Statement. In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Vinson & Elkins L.L.P.